UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2006

JETBLUE AIRWAYS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-49728	87-0617894
(State of Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

118-29 Queens Boulevard, Forest Hills, New York 11375
    (Address of principal executive offices)    (Zip Code)

(718) 286-7900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) On May 9, 2006, JetBlue Airways Corporation issued a press release announcing the election by its Board of Directors of Ms. Virginia Gambale as a director, effective May 5, 2006, for a term expiring in 2007. The Board of Directors also appointed Ms. Gambale as a member of the Audit Committee of the Board. The full text of our press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Prior to her election to our Board, Ms. Gambale was not affiliated with JetBlue in any capacity. There are no arrangements or understandings between Ms. Gambale and any other person pursuant to which she was selected as a director nor are there any transactions in which Ms. Gambale has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 8.01.    Other Events.

With the appointment of Virginia Gambale to the Audit Committee of JetBlue’s Board of Directors, as disclosed in Item 5.02 above, the size of our Audit Committee has been increased from three to four members, each of whom is an independent director within the meaning of applicable rules and regulations of the Securities and Exchange Commission and the Nasdaq Stock Market, effective May 5, 2006. Also effective on this date, Neal Moszkowski, who is currently a member of the Audit Committee and previously served as its Chairman, has resumed that role replacing Joy Covey, who has stepped down from the committee. As previously reported, Ms. Covey has notified us that she is not standing for re-election to the Board at JetBlue’s Annual Meeting of Stockholders to be held on May 18, 2006. In addition, Kim Clark, who previously served as a member of the Audit Committee, has rejoined the Audit Committee as its fourth member on an interim basis until such time as a new independent director has been duly elected and appointed to the committee.

Item 9.01.	Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description
99.1	Press Release dated May 9, 2006 announcing election of Virginia Gambale to JetBlue Airway Corporation’s Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JETBLUE AIRWAYS CORPORATION (Registrant)

Date: May 09, 2006	By:	/s/ HOLLY NELSON
Senior Vice President and Controller (principal accounting officer

EXHIBIT INDEX

Exhibit Number	Exhibit
99.1	Press Release dated May 9, 2006 announcing election of Virginia Gambale to JetBlue Airway Corporation’s Board of Directors.